GulfMark Offshore Announces
Closing of Rigdon Marine Transaction

July 1, 2008 - HOUSTON - GulfMark Offshore, Inc. (NYSE:GLF) today announced it has closed on the previously announced acquisition of Rigdon Marine.  The combined company will initially operate 90 vessels with an additional 16 vessels under construction for delivery through 2010.  Geographically diversified, the GulfMark fleet will operate 24 vessels in the U.S. Gulf of Mexico and bring the total Americas based fleet to 34 vessels, with an additional 43 vessels based in the North Sea and 13 vessels based in Southeast Asia.

Bruce Streeter, GulfMark’s Chief Executive Officer, commenting on the closing, said “We are pleased to welcome the Rigdon Marine employees to the GulfMark team and to complete the acquisition of the modern 28 vessel fleet (22 new builds delivered since 2004, and 6 under construction). Subsequent to the acquisition announcement on May 28, 2008, an additional PSV vessel of the R4000 Series (GPA 654 design) has been delivered and started its first job.  On behalf of the Board of Directors, we also welcome Larry T. Rigdon as a valued member to the Board.

“Trends within our industry are very positive and, in our view, this is a particularly advantageous time to add these modern and effective vessels to our fleet. We will hold a conference call on July 8, 2008 to more completely describe the significant benefit to GulfMark from the completed acquisition.”

Closing Details

GulfMark acquired 100% of the outstanding equity interest of Rigdon Marine and its holding company for approximately $150 million in cash, 2,085,700 shares of GulfMark common stock and the assumption of approximately $268 million in debt.  In addition, GulfMark will fund approximately $19 million in expenditures to complete the vessels under construction.  GulfMark funded the cash portion of the purchase price through a borrowing of $135 million under its revolving credit facility and cash on hand.

Conference Call

GulfMark will hold a conference call to discuss the transaction with analysts, investors and other interested parties at 9:00 A.M. EDT/8:00 A.M. CDT on Tuesday, July 8, 2008.  Those interested in participating in the conference call should dial 877-381-5943 (706-679-4543 if outside the U.S. and Canada) 5 minutes in advance of the start time and ask for the GulfMark Conference Call.  The conference call will also be available via audio webcast and can be accessed from the Investor Relations section of the company’s website at www.gulfmark.com, or by going to www.investorcalendar.com.  A telephonic replay of the conference call will be available for 4 days,

GulfMark Offshore, Inc.
Press Release
July 1, 2008

starting approximately 2 hours after the completion of the call, and can be accessed by dialing 800-642-1687 (international callers should use 706-645-9291) and entering access code 54461545.

About GulfMark

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of ninety (90) offshore support vessels, and now serves every major offshore energy industry market throughout the world.

Contacts:	Russell K. Bay, Vice President – Investor Relations & Treasurer
E-mail: Rusty.Bay@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President – Finance & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the GulfMark’s filings with the SEC, including its Form 10-K for the year ended December 31, 2007. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.